Exhibit 35.2


[LOGO] FREMONT
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INVESTMENT & LOAN

                     SERVICER ANNUAL STATEMENT OF COMPLIANCE

 Re: The Trusts listed on Exhibit 1

I, John Alkire, Senior Vice President, Loan Servicing for the calendar year ended December 31, 2006, certify to the Depositor, Trustee and Master Servicer listed parties to the respective Pooling and Servicing Agreements set forth on
Exhibit 1, and their respective officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that for the calendar year ended December 31, 2006.

      (i) A review of activities of Fremont Investment & Loan (the "Servicer") during the preceding calendar year or portion thereof and of the Servicer's performance under the Pooling and Servicing Agreements listed on the attached Exhibit 1 (the "Agreements") has been made under my supervision and

      (ii) To the best of my knowledge, based on such review, the Servicer has fulfilled all of its obligations under the Agreements, in all material respects throughout such year or portion thereof.

Capitalized terms used and not otherwise defined herein have the meanings assigned thereto in the related Pooling and Servicing Agreements set forth on the attached Exhibit 1.

Date: March 20, 2007

/s/ John Alkire
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John Alkire
Senior Vice President, Loan Servicing




                 LEGAL | 2727 E. IMPERIAL HWY | BREA, CA 92821
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                 Member FDIC | Serving our customers since 1937
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                                    EXHIBIT 1

Goldman Sachs

      o GSAMP Trust 2006-FM1 pursuant to theis Assignment, Assumption and Recognition Agreement dated April 27, 2006, amoung Goldman Sachs Mortgage Company, GS Mortgage Securities Corp. and Fremont Investment & Loan























(REVISED-4/20/07)